SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2018

Date of Report

(Date of Earliest Event Reported)

DIVERSE DEVELOPMENT GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55634	30-0993789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4819 Wood Pointe Way

Sarasota, Florida 34233

(Address of principal executive offices) (zip code)

617-510-1777

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Contribution Agreement

On November 26, 2018, Diverse Development Group, Inc. (the “Company”) entered into Stock Contribution Agreements (the “Contribution Agreements”) by and among the Company, James Cassidy and James McKillop (collectively the “Contributors”). The Contribution Agreements provide for the relinquishing, assignment and transfer of title in and to all stock then held by Contributors. Contributors James Cassidy and James McKillop each owned 300,000 shares of the Company’s common stock and each agreed upon execution of the Contribution Agreements to perform all actions necessary to relinquish and transfer the Company the whole 600,000 shares of common stock then held by Contributors in the Company. In return, the Company agreed to irrevocably and forever release and discharge Contributors (including their shareholders, heirs, successors, assigns, representatives, agents, employees, consultants and attorneys affiliates and assigns), from any and all claims, actions, causes of action, demands, suits, damages, losses, contracts liabilities and compensation whatsoever which may exist as of the effective date of the Contribution Agreement. The Company further agreed to a waiver of unknown claims pursuant to Section 1542 of the California Civil Code.

At the effective time of the Agreements, by virtue of the Contributions and without any action on the part of the Contributors, all issued and outstanding shares of the common stock of Contributors will be returned to the treasure as authorized, unissued common stock of the Company. Upon return of the relinquished shares to the treasure, the total issued and outstanding common stock of the Company shall have been decreased from 7,115,000 to 6,515,000 common shares. Following the Contributions, Christopher Kiritsis, the Company’s President and CEO, shall beneficially own 93.6% of all common stock in the Company.

The Contribution Agreement contains customary representations, warranties and covenants of Contributors and the Company, including covenants that the investment decision contained therein was informed, covenant of authority of both Parties to enter into the binding agreements, and for mutual release of any and all claims between the Parties.

The above description of the Contribution Agreements is a summary only and is qualified in its entirety by reference to the terms of the Contribution Agreements, filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Contribution Agreements, dated November 26, 2018 by and among Diverse Development Group, Inc. James Cassidy and James McKillop

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSE DEVELOPMENT GROUP, INC.

Date: November 27, 2018	By:	/s/ Christopher Kiritsis
Christopher Kiritsis
President, CEO and Director

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